SUB-ITEM 77C

The shareholders of the MFS Money Market Portfolio (the "Money Market Portfolios"), a series of MFS Variable Insurance Trust II (the "Trust"), held a special meeting of shareholders on October 8, 2015. Shareholders represented in person or by proxy voted as follows:

Proposal: To approve an amendment to the Fund's fundamental investment policy concerning industry concentration.

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|           |  Shares Voted  |% of Outstanding Shares|% of Shares Present|
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|Affirmative|345,791,094.975 |        90.539%        |      90.564%      |
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|Against    |   6,850,387.095|        1.794%         |      1.794%       |
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|Abstain    |  29,178,836.692|         7.64%         |       7.64%       |
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|TOTAL      |381,820,318.762 |        99.97%         |      100.00%      |
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